LOCK-UP AGREEMENT

US EURO SECURITIES, INC.

13661 Perdido Key Drive

Perdido Key, Florida 32507

Attn: Michael Roy Fugler, Chairman

LANE CAPITAL MARKETS, LLC

263 Queens Grant Road

Fairfield, Connecticut 06824

Attn: John D. Lane, CEO

RE:	ValueRich, Inc.
Registration Statement on Form SB-2
File No.: 333-13551

Ladies and Gentlemen:

The undersigned is an officer, director and/or 5% or more stockholder of ValueRich, Inc., a Delaware corporation (the “Company”), and wishes to facilitate the initial public offering of a minimum of 1,600,000 and a maximum of 2,300,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share the “Common Stock”) on a best efforts, minimum-maximum offering (the “Offering”). The Company has filed a Registration Statement on Form SB-2 (File No.: 333-135511) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the Shares under the Securities Exchange Act of 1933, as amended (the “Act”).

In consideration of the foregoing, and in order to induce you to act as the managing agents of the placement agents of the Shares (the “Managing Agents”), the undersigned hereby agrees that he, she or it will not, without the prior written consent of the Company and each Managing Agent, for a period of twelve (12) months following the date the SEC declares the Registration Statement to be effective under the Act (the “Effective Date”), offer to sell, hypothecate, assign, contract to sell or otherwise sell (including without limitation in a short sale) or dispose of, whether or not for consideration, directly or indirectly, shares of Common Stock, or any options or warrants to purchase shares of Common Stock, or any other securities convertible into or exchangeable for shares of Common Stock, now owned or hereafter acquired by the undersigned or with respect to which the undersigned has the power of disposition, including securities representing stock dividends, stock splits, recapitalizations, and the like, that are granted to, or received by the undersigned during the term of this Agreement in connection with or as a result of its holdings of shares of Common Stock or pursuant to options, warrants or agreements as of the date hereof (collectively, the “Restricted Securities”).

The undersigned hereby agrees to open an account with you to deposit the Restricted Securities owned by the undersigned in such account, except to the extent that any Restricted Securities are being held by a third party trustee pursuant to the requirements of law and as to which the undersigned does not have disposition rights (“Trustee Restricted Securities”). Except to the extent that Trustee Restricted Securities need not be deposited in an account with you, Trustee Restricted Securities shall be subject to all limitations on transfer or disposition provided for herein with respect to Restricted Securities.

Notwithstanding the foregoing or anything contained herein to the contrary, the undersigned may transfer any shares or securities subject to this lock-up agreement either during his or her lifetime or on death by will or intestacy to an existing stockholder, a member of his or her immediate family or the immediate family of an existing stockholder, or to a trust the beneficiaries of which are exclusively the restricted person and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to the Managing Agents, pursuant to which each transferee shall agree to receive and hold such restricted securities, subject to the provisions of this lock-up agreement, and there shall be no further transfer except in accordance with the provisions of this lock-up agreement. The term “immediate family” shall mean the spouse, lineal descendant, father, mother, brother or sister, inclusive of such relatives by adoption, of the transferor or existing stockholder and the immediate family of the spouse of the transferor or existing stockholder. If any of the Restricted Securities have exercise or conversion rights, the undersigned may exercise such rights, but the exercised or converted securities will also be deemed Restricted Securities and subject to this Agreement. On a case-by-case basis, subject to the prior written approval by the Company and at exchange values determined by the Company, the undersigned may use Restricted Securities in lieu of cash for the exercise or conversion of the rights, in which case you will release the certificate representing such Restricted Securities to the Company in exchange for the certificate representing the exercised or converted Securities.

Furthermore, the undersigned hereby agrees that subsequent to the expiration of the twelve (12) month lock-up period, he, she or it will only dispose of or otherwise encumber any Restricted Securities when the sale price per share of Common Stock, adjusted for any splits, or any material change in capital structure via merger or business combination, trades sixty percent (60%) above the initial offering price of the Shares for 20 consecutive business days; provided, further, that commencing twelve (12) months from the Effective Date, should the Common Stock trade sixty percent (60%) above the initial offering price of the Shares for a twenty (20) consecutive business day period, this Agreement shall automatically terminate. The lock-up expires in all cases eighteen (18) months from the Effective Date.

The undersigned understands that the covenants of the undersigned contained herein are irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assignees. The undersigned agrees and consents to the entry of stock transfer instructions with the Company’s transfer agent against the transfer of Restricted Securities held by the undersigned except in compliance with this Agreement and to the placement of a restrictive legend referencing the existence of and restrictions imposed by this Agreement.

This Agreement will be governed by the laws of the state of Delaware, without regard to its conflict of laws principles.

Very truly yours,

Individuals Sign Here:	Entities Sign Here:

_____________________________________	By: ________________________________
Stockholders’ Signature	Name:
Title:

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